LOAN AGREEMENT


         THIS AGREEMENT is made effective as of December 1, 1998, and is entered into by and between AIOP LOST DUTCHMAN NOTES, L.L.C., a Delaware limited liability company ("Borrower"), ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Operating Partnership"), ASSET INVESTORS CORPORATION, a Maryland corporation ("Corporation") (Operating Partnership and Corporation are individually and collectively the "Guarantor" or "Guarantors") and U.S. BANK NATIONAL ASSOCIATION (the "Bank").

                                    RECITALS

         This Agreement is entered into upon the basis of the following facts and circumstances:

         A. Borrower has applied to the Bank for a loan to be made available for the refinance of certain existing debt upon the terms and subject to the conditions set forth herein.

         B. Guarantors are directly benefited by the loan to be made available by the Bank to Borrower.

         NOW, THEREFORE, in consideration of the foregoing Recitals and the covenants and conditions, representations and warranties contained herein, the parties hereto agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

         The following terms when used in this Agreement shall, except where the context otherwise requires, have the following meanings (such definitions to be equally applicable to the singular and the plural forms thereof):

         1.1 "Affiliate" shall mean, with respect to any Loan Party, any entity controlled by the Loan Party, any entity which controls the Loan Party, or any entity under common control with the Loan Party.

         1.2 "Agreement" shall mean this Agreement as originally executed and as amended, extended, supplemented or restated from time to time.

         1.3 "Assignment of Membership Interests" shall mean the assignment by Operating Partnership of 100% of its membership interests in Borrower.

         1.4 "Authorized Officer" shall mean one of the following senior officers of the Corporation: Chief Executive Officer, President, Chief Financial Officer or Treasurer or any officer of the Borrower certified by the Borrower and Guarantors to the Bank for the purpose of making certifications required by this Agreement.

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         1.5  "Business  Day" shall mean every day except a Saturday,  Sunday or public holiday under the laws of the United States or the State of Colorado on which banks are required or authorized to close in Denver, Colorado.

         1.6 "Change of Control" shall mean the occurrence, after the Closing Date, of a sale, assignment, conveyance or transfer of any equity interest in the Borrower so that the entire equity interest therein is not one hundred percent (100%) owned by Operating Partnership and any pledge, hypothecation, encumbrance or sale, assignment, conveyance or transfer for security purposes by which the legal or beneficial ownership of the Borrower would, upon the exercise of its remedies by the transferee, become vested in the transferee or the occurrence, after the Closing Date, of a sale, assignment, conveyance or transfer of any equity interest in Operating Partnership so that the equity interest of Corporation in Operating Partnership is less than 78% owned by Corporation and any pledge, hypothecation, encumbrance or sale, assignment, conveyance or transfer for security purposes by which the legal or beneficial ownership of Operating Partnership by Corporation would, upon the exercise of its remedies by the transferee and the vesting of such legal or beneficial ownership in the transferee, be less than seventy-eight percent (78%).

         1.7 "Closing Date" shall mean any Business Day selected by United and Bank for the closing of the Loan; provided that all the conditions precedent to the obligation of Bank to make the Loan have been, or, on the Closing Date, will be, satisfied.

         1.8 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         1.9 "Collateral" shall mean, individually or collectively, each Mortgage Loan and all promissory notes, documents, agreements, guarantees, deeds of trust, security agreements, pledges, assignments of leases and rents, letters of credit, chattel paper and similar instruments, money, real or personal property evidencing or securing a Mortgage Loan or executed and delivered by any Person obligated in respect of such Mortgage Loan, including without limitation the documents and instruments listed on Exhibit A attached hereto, and the title policies insuring the Borrower with respect to the Mortgages, and any other documents and instruments included in the mortgage file relating to such Mortgage Loans and all proceeds, products, rents, profits, income, benefits, substitutions and replacements of or associated with or proceeding from the Mortgage Loans and the documents and instruments evidencing and securing the Mortgage Loans.

         1.10 "Collateral Assignment of Mortgage Loan Documents" shall mean an assignment to Bank of Borrower's right, title and interest in the Mortgage Loan Documents.

         1.11 "Collateral Security Documents" shall mean the collective reference to the Security Agreement, the Assignment of Membership Interests, the Collateral Assignment of Mortgage Loan Documents, and the UCC-1 financing statements and any other agreement or instrument now or hereafter entered into by a Borrower or any other Person which secures any of the Obligations.

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         1.12 "Default"  shall mean any event which if continued  uncured would, with notice or lapse of time or both, constitute an Event of Default.

         1.13 "ERISA" shall mean The Employee Retirement Income Security Act of 1974, as amended.

         1.14 "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of trades or business under common control of which Borrower or either Guarantor is a member and which is treated as a single employer under Section 414 of the Code.

         1.15 "Event of Default"  shall mean any Event of Default  described  in
Section 7.1.

         1.16 "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in any other statements by any other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

         1.17 "Governmental Entity" shall mean any federal, state, or local governmental or quasi-governmental entity, agency, board, commission or organization having jurisdiction over any Collateral or Person relevant to this Agreement.

         1.18 "Governmental Requirements" shall mean all laws, statutes, codes, ordinances, and governmental rules, regulations and requirements applicable to Borrower, Guarantor, Bank and/or any Collateral.

         1.19 "Guarantee" shall mean that certain guarantee of even date pursuant to which each Guarantor has, jointly and severally, unconditionally and irrevocably guaranteed the Obligations of Borrower hereunder.

         1.20  "Guarantor"   shall  mean,   jointly  and  severally,   Operating
Partnership and Corporation.

         1.21 "Lien" or "Liens" mean each and all of the following: (1) any lease or other right to use; (2) any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise not approved in advance by Bank; and (3) any option, right of first refusal, or other interest or right.

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         1.22  "Loan"  shall  mean  the term  loan in the  principal  amount  of
$8,500,000.00 to be made by Bank to Borrower pursuant to this Agreement.

         1.23 "Loan Amount" shall mean the amount of Eight Million Five Hundred Thousand and 00/100 Dollars ($8,500,000.00).

         1.24 "Loan Documents" shall mean the Note, this Agreement and any other documents or instruments executed or delivered to further evidence or secure the Loan, including the Collateral Security Documents and the other documents and instruments described in Section 3.2 below, as the same may be modified, amended, extended, supplemented or restated.

         1.25 "Loan Party" shall mean Borrower, each Guarantor and each other Person that from time to time is or becomes obligated to the Bank under any Loan Document.

         1.26 "Material Adverse Occurrence" shall mean any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which in Bank's reasonable judgment materially adversely affects (i) the present or prospective financial condition or operations of a Loan Party or (ii) the ability of a Loan Party to perform its obligations under the Loan Documents, including without limitation, the occurrence of any event of dissolution or termination of any Loan Party, or (iii) the operations or value of the Mortgaged Properties, and remains unsatisfied or is not discharged or eliminated after thirty (30) days following written notice from the Bank.

         1.27 "Maturity Date" shall mean the earlier of (i) a date six (6) months after the date hereof, unless extended in accordance with Section 2.2 below or (ii) the date on which the Loan is accelerated as a consequence of an Event of Default.

         1.28 "Mortgages" shall mean, individually and collectively, mortgages, deeds of trust, and assignments of leases and rents executed in connection with or securing any Mortgage Loan or Mortgage Note listed on Exhibit A attached hereto, as the same may from time to time be extended, renewed or modified.

         1.29 "Mortgage Loan Documents" shall mean, individually or collectively, the Mortgage Notes, the Mortgages, and all other promissory notes, documents, agreements, mortgages, deeds of trust, assignments of leases and rents and security agreements, collateral assignments, guarantees, pledges, letters or credit, chattel paper and similar instruments evidencing or securing or delivered in connection with a Mortgage Loan.

         1.30 "Mortgage Loan" shall mean any of those certain loans in the initial principal amount of $4,601,566.14, made by Lost Dutchman Parks, LLC, to the order of Operating Partnership, evidenced by the Mortgage Note dated July 30, 1997, and that certain loan in the initial principal amount of $5,500,000.00, made by Norman Andrus to the order of Eastrich Multiple Investor Fund, L.P., evidenced by the Mortgage Note dated April 15, 1994, and that certain loan in the initial principal amount of $600,000.00, made by Lost


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Dutchman Parks, LLC, to the order of AIOP Lost Dutchman Notes,  L.L.C.,  each as more particularly described in Exhibit A attached hereto.

         1.31 "Mortgage Loan Borrower" shall mean Lost Dutchman Parks, LLC, an Arizona limited liability company, the fee simple owner of the Mortgaged Property, and its permitted successors and assigns under the Mortgage Loan Documents.

         1.32 "Mortgage Notes" shall mean individually and collectively, the promissory notes evidencing the Mortgage Loans made by various persons and entities and endorsed to the order of the Borrower listed on Exhibit A attached hereto as the same may from time to time be extended, renewed or modified.

         1.33 "Mortgaged Properties" shall mean any of the real property and improvements described on Exhibit B attached hereto which are encumbered by the Mortgage Loan Documents.

         1.34 "Multiemployer Plan" shall mean a multiemployer plan, as that term is defined in Section 4001(a)(3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing Date) for employees of any Borrower and/or any ERISA Affiliate.

         1.35 "Note" shall mean the Promissory Note dated as of the date hereof executed by Borrower payable to the order of the Bank in an amount equal to the Loan Amount, evidencing the Loan, as the same may be modified, amended, extended, supplemented or restated.

         1.36   "Obligations"   shall  mean  the   obligations  of  payment  and
performance by Borrower in connection with the Loan as evidenced by the Note, this Agreement, and the Loan Documents.

         1.37 "PBGC" shall mean the Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

         1.38 "Person" shall mean any natural person, corporation, limited liability company, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         1.39 "Plan" shall mean each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as that term is defined in
Section 3 of ERISA, maintained for the benefit of employees, officers or directors of Borrower and/or of any ERISA Affiliate.

         1.40 "Prohibited Transaction" shall mean the respective meanings assigned to that term in Section 4975 of the Code and Section 406 of ERISA.

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

         1.41  "Reportable  Event" shall mean a  reportable  event as defined in
Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, the events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code.

         1.42 "Security Agreement" shall mean that certain Collateral Assignment, Pledge and Security Agreement executed by Borrower for the benefit of Bank, granting the Bank a first lien interest in the Collateral described therein.

         Other terms defined herein shall have the meaning ascribed to them herein.

                                   ARTICLE 2.
                                    THE LOAN

         In reliance upon the representations and warranties contained in this Agreement, and subject to the terms and conditions of this Agreement and the Loan Documents, Bank hereby agrees to loan to the Borrower a sum of $8,500,000.00 under the terms set forth herein, to be advanced and disbursed by the Bank in accordance with this Agreement.

         2.1 The Loan.

             (a) Type of Loan: The Loan shall be for the purposes of allowing Borrower to refinance approximately $8,500,000.00 in existing debt. The Loan is a non-revolving, single-advance, loan. Amounts advanced under the Loan may not be reborrowed after being repaid.

             (b) Term: The Loan shall have a term which commences as of the date hereof and expires on the Maturity Date, unless extended in accordance with the terms of Section 2.2 below.

             (c) Interest and Payment: The Loan shall bear interest on the outstanding principal balance at the interest rate described in the Note, and shall be payable as further provided in the Note. Any prepayment of the principal balance of the Note in excess of the scheduled principal payments shall be subject to the prepayment indemnity described in the Note, if applicable.

             (d) Evidence of Obligations Under Loan. Amounts outstanding under the Loan and the Borrower's Obligations to the Bank in connection with the Loan shall be evidenced by the Note and this Agreement. All documentation evidencing the foregoing shall be in form and substance satisfactory to the Bank.

         2.2 Extension Period. Borrower is entitled to extend the Maturity Date to April 15, 2001, ("Extension Period") upon satisfaction of the conditions precedent set forth in this section. From and after the first (1st) day of the


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Extension  Period (the  "Conversion  Date"),  the principal  balance of the Note shall bear interest at the Adjusted Eurodollar Rate as defined in and further described in the Note. Interest shall be payable monthly in arrears commencing on the first (1st) day of the month immediately following the month in which the Conversion Date occurs and continuing on the first (1st) day of each month thereafter, and concurrently with such interest payments, principal shall be payable as provided in the Note. On the last day of the Extension Period (the "Extended Maturity Date"), the entire outstanding principal balance of the Note, together with all accrued but unpaid interest and all other sums due under the Note, this Agreement or the other Loan Documents, shall be due and payable in full.

             (a) At least thirty (30) days prior to the Maturity Date, Borrower shall give Bank written notice that Borrower desires to extend the Maturity Date of the Loan;

             (b) On the Conversion Date, no Event of Default shall have occurred and be continuing or which with notice or lapse of time (or both) would become an Event of Default shall have occurred and be continuing;

             (c) On the Conversion Date, there shall have been no Material Adverse Occurrence which is continuing;

             (d) On the Conversion Date, there shall have been no breach in the Financial Covenants (set forth in Article 6) which has occurred and is continuing;

             (e) On the Conversion Date, there shall have been no downgrade in the investment rating of Corporation by Moody's or Standard and Poor's or any other national investment rating service;

             (f) On or prior to the Conversion Date, Borrower shall pay to the Bank an extension fee in an amount equal to one-quarter of one percent (.25%) of the principal balance of the Loan as of the Conversion Date, which, upon payment, shall be fully earned by the Bank and nonrefundable to Borrower.

         2.3 Default Rate/Late Charges. Upon the occurrence of an Event of Default under the Loan, the Bank shall have the right to collect interest on the outstanding principal balance under the Loan at a rate of interest equal to the greater of (i) eighteen percent (18%) per annum or (ii) five percent (5%) per annum in excess of the Base Rate ("Default Rate"); provided that any interest at the Default Rate which has accrued shall be paid at the time of and as a condition precedent to the curing of any Default under the Loan. In the event any payment of principal, interest, or other sum due in connection with the Loan is not made within five (5) days after the due date, the Bank may, at its option, require the payment of a late charge in the amount of four percent (4%) of the delinquent sum ("Late Charge").


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                                   ARTICLE 3.
                         CONDITIONS PRECEDENT TO CLOSING

         The Bank's obligation to make the Loan and to enter into and perform its agreements under this Agreement shall be subject to the full and complete satisfaction of the following conditions precedent, including receipt and approval by the Bank of the following agreements, documents and instruments, each in form and substance satisfactory to the Bank, in each case as determined by the Bank in its sole and absolute discretion, at the time of closing of the Loan ("Closing") and subsequently:

         3.1 Representations and Warranties Accurate. The representations and warranties by each Loan Party in the Loan Documents shall be correct on and as of the date of this Agreement.

         3.2 Loan Documents. The Bank shall have received and approved fully executed copies of the following Loan Documents which shall have been duly authorized, executed (and, where appropriate, acknowledged), and delivered by the parties thereto and any and all other documents as Bank may deem reasonably necessary with respect to the Loan;

             (a) Agreement. This Agreement, duly executed by Bank and Borrower;

             (b) Note. The Note, duly executed by Borrower;

             (c) Security Agreement. The Security Agreement, duly executed by Borrower, encumbering the Collateral.

             (d)   Assignment  of  Membership   Interests.   The  Assignment  of
Membership Interests, duly executed by Operating Partnership.

             (e)  Collateral   Assignment  of  Mortgage  Loan   Documents.   The
Collateral Assignment of Mortgage Loan Documents, duly executed by Borrower.

             (f) Guarantee. The Guarantee, duly executed by each Guarantor.

             (g) Financing Statements. The UCC-1 financing statements required to perfect the Bank's first lien interest in the Collateral as evidenced by the Collateral Security Documents.

             (h) Original Documents. The original Mortgage Notes, together with an Allonge executed by Borrower to the order of the Bank, and the original Mortgage Loan Documents.

             (i) Other Documents. Such other collateral documents as Bank may from time to time reasonably require to further evidence or perfect the Bank's security interests in the Collateral or the grant to the Bank of a lien or security interest in subsequently acquired Collateral.

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

         3.3 Review Items. The Bank shall have received and approved the following:

             (a) Financial Statements. Certified financial statements of the Borrower and Guarantors, as specified in Section 5.1 below.

             (b) Opinions. Legal opinions ("Legal Opinions") of independent counsel for each Loan Party with respect to the Loan Documents, in form and substance satisfactory to the Bank opining that (i) that each Borrower is duly organized, existing, and in good standing under the laws of the jurisdiction in which it is incorporated and has duly qualified to transact business in all states in which it transacts business or its property is located, (ii) that the transaction described in the opinion and the execution and delivery of the documentation evidencing such transaction and the performance of obligations thereunder have been duly authorized by all necessary parties, (iii) that the transaction documents are legal, valid and binding in accordance with their terms, subject to customary exceptions, (iv) concerning such other legal matters as the Bank may require regarding the specific transaction and the absence of conflicts with the governing documents of the entity or any other agreement, instrument or governmental order or rule to which the entity is subject and the absence of any material litigation against the entity which would materially adversely affect the entity's ability to perform its legal obligations under the transaction documents, and (v) such other opinions specific to the entity or the transaction as the Bank may reasonably require.

             (c) Certification of Mortgage Loan Borrower. A certification by the Mortgage Loan Borrower regarding the outstanding principal balance of each Mortgage Note, the absence of defaults by the holder of the Mortgage Notes and rights of offset against the holder of the Mortgage Notes, certain information regarding the Mortgaged Properties and the income and expenses associated therewith, and other information reasonably required by the Bank to evaluate the status of the Mortgaged Properties.

             (d) Environmental Audits. A Phase I environmental audit of the Mortgaged Properties prepared by an environmental engineering company satisfactory to the Bank and in substance satisfactory to the Bank, regarding the environmental conditions affecting the Mortgaged Properties, which audits shall be prepared for the Bank or shall be accompanied by a reliance letter in favor of the Bank.

             (e) Zoning. Evidence of compliance of the Mortgaged Properties with zoning restrictions, which evidence may include a zoning certificate from the applicable Governmental Entity in form and substance acceptable to the Bank and/or a zoning opinion from independent counsel for Borrower regarding compliance of the Mortgaged Properties with zoning laws.

             (f) Appraisal. A current appraisal of the Property ("Appraisal") prepared by an appraiser, licensed by the State of Arizona, engaged by and acceptable to Bank, which appraisal shall determine the market value of the Property in its current as-is condition and shall comply with (1) Title XI of the Federal Financial Institution Reform, Recovery and Enforcement Act of 1989 (FIRREA); (2) the OCC Appraisal Standards of 12 CFR, part 34; and (3) the Code


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

of Professional Ethics and Standards of Professional Practice of the American Institute of Real Estate Appraisers and the Guidelines for Real Estate Appraisal Policies and Review Procedures adopted by the bank supervision offices of the Federal Deposit Insurance Corporation, the Office of Thrift Supervision (OTS), Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency as of December 14, 1987 and shall be in form and substance satisfactory to the Bank;

             (g) Taxes. Borrower shall provide a treasurer's tax certificate disclosing that no general and special taxes or assessments encumbering the Mortgaged Properties are delinquent ("Tax Certificate"). All taxes, fees and other charges in connection with the execution, delivery and recording of the Loan Documents shall have been paid, and all delinquent taxes, assessments or other governmental charges or liens affecting the Mortgaged Properties, if any, shall have been paid.

         3.4 Title and Other Matters. Title to the Mortgaged Properties, the legal description of the Mortgaged Properties, and all documents and other matters relating in any way to the Loan or to the Mortgaged Properties must be to the satisfaction of Bank. At Borrower's expense, Borrower shall furnish Bank with a 1992 ALTA Mortgagee's Policy of Title Insurance (Form 1970 or Form 1992 Revised 10-23-92 with the exclusion for creditors rights and arbitration requirements deleted) (the "Title Policy"), in the face amount of the Loan, insuring the deed(s) of trust encumbering the Mortgaged Properties as a first lien on a good and marketable fee simple title to the Mortgaged Properties, together with endorsements as Bank may require, including 110.7 (Variable Rate), deletion of standard exceptions 1 through 4, containing no exceptions other than those Bank approves, issued in substance and in form by a company or companies acceptable to Bank. Alternatively, the Bank will consider appropriate endorsements to any existing Title Policies covering the Mortgaged Properties insuring the present interests of Borrower.

         3.5 Insurance. Borrower shall maintain or cause Mortgage Loan Borrower to maintain and shall deposit or cause to be deposited with the Bank original certificates of insurance policies issued by insurance companies with current Best's Key Ratings of not less than A/V and written in form and content acceptable to Bank, with appropriate mortgagee clauses in favor of Bank, providing the following minimum insurance coverages:

             (a) Commercial general public liability insurance in an amount not less than $2,000,000.00 (combined single limit for bodily injury and property damage) and an umbrella excess liability coverage in an amount not less than $10,000,000.00 shall be in shall be in effect with the Bank named as an additional insured. Such liability policy must provide comprehensive general liability insurance with coverages for Property and Operations, Products and Completed Operations, Blanket Contractual Liability, Personal Injury Liability, Broad Form Property Damage (including completed operations), Explosion Hazard, Collapse Hazard and Underground Property Damage Hazard. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations. Liability insurance under this paragraph may be provided under a blanket policy which specifically refers to the Mortgaged Properties.

             (b) Worker's Compensation Insurance covering all persons engaged in the operation of the Mortgaged Properties.

             (c) If the Mortgaged Properties, or any part thereof, lies within a "special flood hazard area" as designated on maps prepared by the Department of Housing and Urban Development, a National Flood Insurance Association standard flood insurance policy, plus insurance from a private insurance carrier, if necessary, for the duration of the Loan in the amount of the full insurable value of the completed Improvements.

             (d) Fire and extended coverage property damage insurance, including, but not limited to all risk insurance, in an amount equal to the full replacement value of the improvements located on the Mortgaged Properties, without coinsurance or deducting for depreciation, containing a waiver of subrogation clause and a deductible amount acceptable to Bank, with the Bank named as an additional insured and as a loss payee;

             (e) Business interruption or rent loss insurance in an amount satisfactory to Bank;

             (f) Boiler and machinery insurance when risks covered thereby are present and Bank requires such insurance;

             (g) Such other insurance coverages and/or increased coverage amounts as may be required by the Bank.

Notwithstanding the above, both Borrower and Mortgage Loan Borrower shall maintain and provide to Bank original certificates of insurance evidencing comprehensive general public liability coverage and umbrella excess liability coverage as described in 3.5(a) above. Each of the foregoing policies shall contain a clause requiring thirty (30) day notice to Bank of cancellation, termination or material modification. Borrower shall provide proof of premiums paid and, throughout the term of the Loan, shall provide evidence to Bank no later than thirty (30) days prior to expiration of each annual policy of payment of renewal premiums and continuation of insurance coverage.

         3.6  Survey.  Borrower  shall have  furnished  to Bank,  at  Borrower's expense, a current improvement survey plat ("Survey") of the Mortgaged Properties acceptable to Bank and the title insurance company issuing the Title Policy (the "Title Company") indicating, without limitation, that all foundations or other improvements currently constructed, if any, are located within the lot lines, without infringement on established easements or rights-of-way and not in violation of any ordinance including zoning ordinances which impose lot line setback requirements and parking requirements. The survey shall show the legal description of the Mortgaged Properties as it will be insured by the Title Company, the courses and distances of the Mortgaged Properties lot lines, all appurtenant and servient easements, setbacks, building lines and width of abutting streets, distance to nearest intersecting streets affording ingress and egress to and from the Mortgaged Properties, and the location and dimensions of all encroachments, improvements, above or below ground easements and utilities, and designated parking spaces. The surveyor shall also certify whether or not any portion of the Improvements is located within a Federal Emergency Management Agency identified flood-prone area of a community and if located thereon, state the map number and whether or not the Mortgaged Properties appears in the "Flood Hazard Area." The survey must be certified as accurate by a licensed surveyor in the State of Arizona and contain a certificate imprinted thereon in the form approved by the American Land Title Association stating that the survey is made for the benefit of the Bank and the Title Company.

         3.7 Corporation, Limited Liability Company, or Operating Partnership Documents. If any Loan Party is a corporation, a limited liability company, or a partnership, certified copies of i) resolutions of its board of directors or, if all managers or all general partners do not sign the Loan Documents, resolutions of the managers of the limited liability company or partners of the partnership, as the case may be, authorizing such Loan Party to execute, deliver, and perform its obligations under the Loan Documents and certifying the names and signatures of the officer(s), member(s), manager(s), or partner(s), as the case may be, of such Loan Party authorized to execute the Loan Documents and, ii) the certificate of incorporation and bylaws, limited liability company operating agreement, or partnership agreement, as the case may be, of such Loan Party and all amendments thereto, iii) if any Loan Party is a general partnership or joint venture, the filed or recorded fictitious name certificate for such Loan Party and all amendments thereto, iv) if any Loan Party is a limited partnership, the filed or recorded certificate of limited partnership of such Loan Party and all amendments thereto, and v) a certificate of good standing as a corporation, limited liability company, or limited partnership, as the case may be, from the jurisdiction of formation or organization of such Loan Party, and if such jurisdiction is not the State of Colorado, a certificate of qualification as a foreign corporation, limited liability company, or limited partnership, as the case may be, authorized to transact business in the State of Colorado.

         3.8 Loan Costs. Borrower shall have produced evidence satisfactory to Bank of the payment of all fees, assessments and charges incurred under the Loan and in connection with the negotiation, documentation, analysis or funding of the Loan, including, but not limited to, the loan fees agreed herein to be paid to the Bank; any other charges for appraisals, surveys, environmental audits, title insurance and endorsement premiums and recording fees, and attorneys' fees, (including the fees of Gorsuch Kirgis LLP, (counsel for Bank) (the "Loan Costs").

         3.9 Original Mortgage Loan Documents. Borrower shall deliver to the Bank the original Mortgage Loan Documents assigned and pledged under the Collateral Security Documents.

         3.10 Other Actions. The Borrower and Guarantors shall have performed such other actions as the Bank may reasonably require.

                                   ARTICLE 4.
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         In order to induce Bank to make the Loan, each Loan Party, for itself, represents, warrants and covenants as follows, which representations, warranties and covenants shall be true and correct as of the execution hereof and shall survive the execution and delivery of the Loan Documents:

         4.1 Organization of Loan Party; Authority to Enter into Agreement. Borrower is a limited liability company, duly formed and validly in existence and in good standing under the laws of the State of Delaware. Operating Partnership is a limited partnership, duly formed and validly in existence and in good standing under the laws of the State of Delaware. Corporation is a corporation, duly formed and validly in existence and in good standing under the laws of Maryland. Each Loan Party is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify permanently precludes the Loan Party from enforcing its contracts. Each Loan Party has full power and authority to enter into this Agreement, to borrow money as contemplated herein and to execute and carry out the provisions of the Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action of each Loan Party, and no other action of the Loan Party is required for the execution, delivery and performance of the Loan Documents. The Loan Documents which have been executed and delivered pursuant to this Agreement constitute, or, if not yet executed or delivered, will when so executed and delivered, constitute valid and binding obligations of the Loan Party, each enforceable in accordance with its respective terms. Each Loan Party holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business.

         4.2 No Violation of Other Agreements; No Default. The execution, delivery and performance by the Loan Party of the Loan Documents will not (a) violate any provision of any Governmental Regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Loan Party,
(b) violate or contravene any provision of the constituent documents of the Loan Party, or (c) result in a breach of or constitute an event of default under any indenture, deed of trust, mortgage, loan or credit agreement, note or, except as specifically identified to the Bank in writing, any other agreement, lease or instrument to which the Loan Party is a party or by which it or any of its properties may be bound or result in the creation of any lien or security interest thereunder. The Loan Party is not in default under or in violation of any such Governmental Requirement, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Loan Party.

         4.3 Economic Benefit. The execution and delivery by Bank of the Loan Agreement and the extension of credit by the Bank thereunder constitutes an economic benefit to each Loan Party at least equal to the amount of each of its obligations hereunder and each Loan Party has received fair equivalent value by the extension of the credit facility described in this Agreement and the funding of the Loan in exchange for the Liens granted by the Loan Party to the Bank under the Collateral Security Documents.

         4.4 Government Consents. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Entity is required on the part of any Loan Party to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents, except for any necessary filing or recordation of or with respect to any of the Collateral Security Documents.

         4.5 Solvency. The fair value of each Loan Party's assets is greater than its debts, and the fair value of each Loan Party's assets will continue to be greater than its debts after the transactions contemplated in the Loan Documents.

         4.6 Good Faith; Bankruptcy. This Loan Agreement is executed in good faith by each Loan Party and is not given or intended to hinder, delay or defraud any creditor or to contravene any of the bankruptcy laws of the United States (11 U.S.C. Section 101, et seq.), or any other applicable laws. As of the date of the execution of this Loan Agreement, no Loan Party is the subject of a pending bankruptcy case. No Loan Party is aware of any threatened bankruptcy case, nor is any Loan Party presently intending to file such a case.

         4.7 Financial Statements. Any loan applications, financial statements, supporting schedules, and financial reports heretofore delivered to the Bank in connection with the Loan Documents by or on behalf of each Loan Party are true and correct in all material respects, and, as to each Loan Party, have been prepared in accordance with GAAP, consistently applied, and fairly represent the respective financial conditions of the subjects thereof as of the dates thereof and for the periods covered thereby, and no Material Adverse Occurrence has occurred in the financial conditions presented therein since the respective dates thereof. Each Loan Party agrees to promptly notify Bank in the event that any such documentation or information is later discovered by the Loan Party to be materially inaccurate.

         4.8 No Litigation. There are no actions, suits or proceedings pending, or to the knowledge of the Loan Party threatened against or affecting the Loan Party, or any of the property or assets of the Loan Party, in any court at law or in equity, or before or by any governmental or municipal authority which might materially adversely affect the ability of the Loan Party to perform its respective obligations hereunder or under any of the Loan Documents to which the Loan Party is a party.

         4.9 Marketable Title. Each Loan Party has good and marketable title to all of its assets which secure repayment of the Note, free and clear of all Liens securing or evidencing a monetary obligation or containing provisions by which title could be divested by an event of default or the passage of time.

         4.10 Compliance With Documents. As of the date hereof and for so long as the Loan Documents remain in effect, each Loan Party is and will remain in full compliance with all of the terms and conditions of this Agreement and the Loan Documents, and no Default has or shall have occurred or shall have occurred and be continuing, which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default under the foregoing.

         4.11 Mortgage Loan Document Representations. Borrower and Guarantor hereby represent the following with respect to the Mortgage Loan Documents:

             (a) As of December 28, 1998, the total outstanding principal balance of Note # 1 (defined in Exhibit A) is $5,007,972.82, including accrued but unpaid interest at the Pay Rate (defined in Note #1) and accrued but capitalized interest in the amount of the difference between interest paid at the Pay Rate of nine percent (9%) per annum and interest accrued but capitalized at the note rate of fifteen percent (15%) per annum as more particularly described in Note #1;

             (b) As of December 28, 1998, the total outstanding principal balance of Note # 2 (defined in Exhibit A) is $5,440,421.68, including accrued but unpaid interest at the rate of ten percent (10%) per annum pursuant to the Assumption Agreement and Note Modification, dated July 30, 1997.

             (c) As of December 28, 1998, the total outstanding principal balance of Note #3 (defined in Exhibit A) is $262,432.40, including accrued but unpaid interest at the rate of fifteen percent (15%) per annum.

             (d) As of the date hereof, (a) the provisions of the Mortgage Notes and the Mortgage Loan Documents are in full force and effect and have not been amended or changed in any manner, (b) there are no defaults or events of default now existing under the terms of the Mortgage Notes or any Mortgage Loan Documents, and (c) Mortgage Loan Borrower has no defenses, claims or offsets against full enforcement of the Mortgage Notes and Mortgage Loan Documents according to their terms.

             (e) There are no unwritten or oral agreements with respect to the Mortgage Loan Documents, except the oral waiver by Operating Partnership or its agent of Mortgage Loan Borrower's obligations under the Loan, Security and Lock Box Agreement, dated July 30, 1997, as amended by Amended and Restated Loan, Security and Lockbox Agreement dated December 1, 1998, described on Exhibit A regarding payment of rents into a lockbox account for the benefit of the holder of the Mortgage Notes.

         4.12 Responsible Parties. Each Loan Party acknowledges and agrees that the acts of the Authorized Officer are the acts of each Loan Party and that the representations, warranties, covenants and agreements of each Borrower in this Agreement and the Loan Documents shall be deemed to be those of the other Loan Parties.

         4.13 Use of Proceeds. The proceeds of the Loan will be used by the Borrower solely for the purposes permitted under this Agreement. The proceeds of the Loan shall not be used to make loans to, or investments in, or purchases of any corporation, partnership, joint venture, or third party.

         4.14 Margin Stock. No part of the proceeds of the Loan shall be used at any time by the Borrower to purchase or carry margin stock (within the meaning of Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such margin stock. No part of the proceeds of the Loan hereunder will be used by the Borrower for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System.

         4.15 Taxes. Each Loan Party has filed all federal, state and local tax returns required to be filed and has paid or made provision (as required by GAAP) for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any Governmental Entity (other than taxes, fees or charges the applicability, amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of each Loan Party). No tax liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of each Loan Party in respect of taxes and other governmental charges are adequate, and each Loan Party knows of no proposed material tax assessment against it or any basis therefor.

         4.16 Trademarks, Patents. Each Borrower possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

         4.17 Accuracy of Information. All factual information heretofore or herewith furnished by or on behalf of each Loan Party to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of each Loan Party to the Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any misstatement of fact or omits to state any fact necessary to make the statements contained therein not misleading.

         4.18 Representations and Warranties Upon Delivery of Financial Statements, Documents and Other Information. Each delivery by a Loan Party to Bank of financial statements, other documents, or information after the date of this Agreement shall be a representation and warranty that such financial statements, other documents, or information is correct and complete in all material respects, that there are no omissions therefrom that result in such financial statements, other documents, or information being incomplete, incorrect, or misleading in any material respect as of the date thereof, and that such financial statements accurately present the financial condition and results of operations of the Loan Party in all material respects as at the dates thereof and for the periods covered thereby.

         4.19 Single Purpose Entity. Borrower is a single purpose entity and has no ownership interest, directly or indirectly, in any other Person.

         4.20 Survival of Representations. All representations, warranties and covenants contained in this Article 4 shall survive the delivery of the Note and the Loan Documents, and the making of the Loan evidenced thereby and any investigation at any time made by or on behalf of the Bank shall not diminish its rights to rely on all of such representations and warranties.

         4.21 Year 2000 Compliance. The Borrower has reviewed and assessed its business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by the Borrower, directly or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1,
2000). The Borrower reasonably believes that the year 2000 problem will not result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects or ability to repay any indebtedness due to Bank.

         The Borrower agrees that this representation will be true and correct on each date the Borrower requests a loan or Advance or delivers information under any credit agreement between Bank and Borrower.

         In addition to the Events of Default in any of Borrower's agreements with Bank, it will be an Event of Default under each such agreement if (a) any representation in this Section 4.21 is false or misleading when made, or becomes false or misleading at any time thereafter; (b) Borrower fails to perform or comply with any term, condition or obligation set forth herein; or (c) there is any material adverse change in Borrower's business condition (financial or otherwise), operations, prospects or ability to repay Bank which relates to or results from the year 2000 problem. The Borrower agrees to promptly deliver to Bank such information relating to this representation as Bank may request from time to time.

                                   ARTICLE 5.
                                GENERAL COVENANTS

         Each Loan Party agrees with the Bank that, so long as the Loan shall be outstanding, unless the Bank shall otherwise consent in writing, each Guarantor covenants and agrees as follows:

         5.1 Financial Information. The Loan Parties will furnish to the Bank copies of such of its financial statements, reports and information as may be requested by the Bank, including, without limitation, the following financial statements, reports and information, each of which shall be prepared on a consolidated and consolidating basis for which no additional request shall be required:

             (a) As soon as available, and in any event within 120 calendar days after the end of each fiscal year of each Guarantor, a copy of its audited annual financial reports, and the 10K filing of Corporation with the Securities and Exchange Commission;

             (b) As soon as available, and in any event within forty-five (45) calendar days after the end of each fiscal quarter of each Guarantor, a copy of its unaudited financial statement and the Corporation's 10Q report filed with the Securities and Exchange Commission;

             (c) Within ten (10) days after filing, a copy of any filing available to the public made by Corporation with the Securities and Exchange Commission.

             (d) As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter, a compliance certificate ("Compliance Certificate") signed by the Authorized Officer. Each Compliance Certificate shall be in the form and substance satisfactory to the Bank, shall contain detailed calculations of the financial covenants referred to in Article 6, and shall contain statements by the Authorized Officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached financial statements are complete and correct in all material respects (subject, in the case of financial statements other than annual, to normal year-end audit adjustments) and have been prepared in accordance with GAAP and applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) all of the representations and warranties of the Loan Parties contained in this Agreement and other Loan Documents are true and correct as of the date of such certification is given as if made on such date, and (iii) there is no Default or Event of Default. If any Compliance Certificate delivered to the Bank discloses that a representation or warranty is not true and correct, or that there is a Default or Event of Default, such Compliance Certificate shall state what action Borrower has taken or proposes to take with respect thereto.

         5.2 Accounting System. Each Borrower shall maintain a system of accounting established and administered in accordance with GAAP.

         5.3 Security Interests. Borrower shall not create, incur, assume or allow to exist any Liens upon all or any part of the Collateral, now owned or hereafter acquired, except the Liens in favor of the Bank securing the Obligations.

         5.4 Notices. Each Loan Party, each for itself or himself, as soon as practicable, shall give notice to the Bank of:

             (a) The commencement of any uninsured litigation in excess of $1,000,000.00 relating to any Loan Party or relating to the transactions contemplated by this Agreement;

             (b) The commencement of any material arbitration or governmental investigation or proceeding not previously disclosed by the Loan Party to the Bank in writing which has been instituted or, to the knowledge of the Loan Party, threatened against any Loan Party or to which its properties or assets are subject which, if determined adversely to the Loan Party would constitute a Material Adverse Occurrence;

             (c) Any adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed by any Loan Party to the Bank which, if determined adversely to any Loan Party would constitute a Material Adverse Occurrence;

             (d)  Any  Event  of  Default  under  this  Agreement  or  the  Loan
Documents.

         5.5 Books and Records, Periodic Audits. Each Borrower shall keep books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit the Bank, and its representatives and agents at reasonable times and intervals and upon reasonable notice to the Borrower, to visit all of its offices, discuss its financial matters with officers of the Borrower and its Independent Public Accountants (and by this provision the Borrower authorizes its Independent Public Accountants to participate in such discussions) and examine any of its books and other corporate records.

         5.6 Corporate Existence. Each Borrower shall maintain its legal existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure to qualify would permanently preclude the Loan Party from enforcing its rights with respect to any material asset or would expose the Loan Party to any material liability.

         5.7 Inconsistent Agreements. No Loan Party shall enter into any agreement containing any provision which would be violated or breached by the Loan Party in the performance of its obligations under any Loan Document.

         5.8 Compliance with Laws. Each Loan Party shall carry on its business activities in substantial compliance with all Governmental Regulations and all applicable rules, regulations and orders of all Governmental Entities having power to regulate or supervise its business activities.

         5.9 Conduct of Business. Each Loan Party shall maintain and keep its assets, property and equipment in good repair, working order and condition and from time to time make or cause to be made all needed renewals, replacements and repairs.

         5.10 Maintain Business. Each Loan Party shall continue to engage primarily in the business being conducted on the date of this Agreement.

         5.11 Payment of Taxes and Claims. Each Loan Party shall file all tax returns and reports which are required by law to be filed by it and shall pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as each Loan Party's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on its books in accordance with GAAP.

         5.12 ERISA. Each Loan Party shall maintain each Plan in compliance with all applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not, and will not permit any of the ERISA Affiliates to, (a) engage in any transaction in connection with which the Loan Party or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $50,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Loan Party or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $25,000.00 or (c) fail to make any payments in an aggregate amount exceeding $25,000.00 to any Multiemployer Plan that the Loan Party or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

         5.13 Prohibition of Transfers in Violation of ERISA. In addition to the prohibitions set forth in this Agreement, and not in limitation thereof, Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in this Agreement or in any Collateral, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any party owning a direct or indirect interest in Borrower assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of any of its rights or interest (direct or indirect) in Borrower, attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Loan, or the exercise of any of the Bank's rights in connection therewith, to constitute a prohibited transaction under ERISA or the Code (unless Borrower furnishes to the Bank a legal opinion reasonably satisfactory to the Bank that the transaction is exempt from the prohibited transaction provisions of ERISA and the Code) or otherwise result in the Bank being deemed in violation of any applicable provision of ERISA. Borrower agrees to indemnify and hold the Bank free and harmless from and against all losses, costs (including reasonable attorneys' fees and expenses), taxes, damages (including consequential damages) and expenses the Bank may suffer by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in the Bank's sole judgment or by reason of a breach of the foregoing prohibitions.

         5.14 Plans. The Loan Parties shall not permit any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of the Loan Parties; and the Loan Parties will not permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $25,000.00 with respect to any Plan.

         5.15 Loan Proceeds. No Loan Party shall use any part of the proceeds of the Loan or any Advance directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations G, U or X of the Board.

         5.16 Consolidation, Merger, Sale or Disposal of Assets. A Loan Party shall not without the prior written approval from the Bank:

             (a) acquire, consolidate or merge into or with any other entity; or

             (b) sell, (other than sales of inventory in the ordinary course of business) transfer, lease, or otherwise dispose of all, or substantially all, of its assets during the term of this Agreement.

         5.17 Indebtedness. Borrower shall not create, incur, assume, or allow to exist any Indebtedness of any kind or description, except the following:

             (a) Indebtedness to trade creditors incurred in the ordinary course of business, to the extent that it is not overdue past the original due date by more than ninety (90) days.

             (b) The Obligations.

         5.18 Sales, Mergers, and other Fundamental Changes. Except as may be permitted by the Bank in its sole and absolute discretion, Operating Partnership and Corporation shall not cause, suffer or permit, voluntarily or involuntarily, Borrower or Operating Partnership to enter into or offer or agree to: (a) any change in the legal or beneficial ownership of Operating Partnership or Borrower; (b) any sale, lease, sublease, assignment, transfer, conveyance, exchange, spin off or other disposition of, individually or in a series of related transactions, assets or properties of Borrower; (c) any sale, lease, sublease, assignment, transfer, conveyance, exchange, spin off or other disposition of any asset, including, without limitation, any contract right, general intangible or chose in action, which is material to the business operations of Borrower; (d) any purchase or other acquisition by Borrower of all or substantially all of the business, property or assets of, or equity interest in, any Person or (e) a Change of Control. For purposes of this Agreement, "change in the legal or beneficial ownership" shall include any transfer, sale, assignment, conveyance, exchange, transfer in connection with a pledge or hypothecation or the foreclosure of a pledge or hypothecation, transfer in connection with a grant of rights or warrants or options or proxies with respect to such ownership interests, merger, consolidation, reorganization, dissolution, liquidation or winding up of such entity, creation of additional classes of stock or equity interests, change in the rights associated with classes of preferred stock to permit conversion to common or voting stock or to grant voting rights, or any other act that would have the effect of altering or diminishing the legal or beneficial ownership or any rights or duties with respect thereto. Notwithstanding the foregoing, Operating Partnership shall be entitled to changes in its legal or beneficial ownership provided that no such changes shall impair or diminish the voting and managerial control by Corporation of Operating Partnership.

         5.19 Returned Payments. Each Loan Party agrees that, in the event any payment made by or on behalf of any Loan Party respecting any Obligations, or any portion any such payment, shall at any time be returned by the recipient thereof for any reason, including pursuant to any order (whether or not final) by a court of competent jurisdiction, any provision of the United States Bankruptcy Code as now existing or hereafter amended, or any other applicable federal or state law or because of acts or omissions of any Loan Party, the Obligations shall not be deemed to have been satisfied to the extent of the returned payment, and the obligations of each Loan Party shall be deemed to be reinstated automatically and to continue in full force and effect.

         5.20 Modification of Mortgage Loan Documents. Borrower shall not enter into any agreement, written or verbal, purporting to modify, amend, waive, defer, or release (in whole or in part) any obligations of the Mortgage Loan Borrower under the Mortgage Loan Documents or any collateral for any obligations under the Mortgage Loan Documents or any provision of the Mortgage Loan Documents without the prior written consent of the Bank, which consent may be withheld in the Bank's sole and absolute discretion.

         5.21 Lock-Box Account. Pursuant to a Loan, Security and Lock Box Agreement, dated July 30, 1997, by and among Mortgage Loan Borrower and Operating Partnership ("Original Lock Box Agreement"), Mortgage Loan Borrower is obligated to make or cause certain payments to be made into an account for the benefit of Operating Partnership. The Loan Parties and the Mortgage Loan
Borrower  have  represented  to the Bank that,  by oral  waiver,  Mortgage  Loan
Borrower is not currently obligated to comply with the provisions of the Original Lock Box Agreement and, instead, Mortgage Loan Borrower is currently making payments due under the Mortgage Loan Documents directly to Borrower. The Original Lock Box Agreement has been amended by Amended and Restated Loan, Security and Lockbox Agreement dated December 1, 1998 by and among Mortgage Loan Borrower, Borrower and Thomas Rhodes, as servicer (the "Amended Lock Box Agreement"). Pursuant to the Amended Lock Box Agreement, Mortgage Loan Borrower is obligated to make payments of gross income to the Servicer (defined in the Amended Lock Box Agreement) for distribution in the manner described therein. The Loan Parties agree that the rights, benefits and remedies of the Loan Parties are being assigned to Bank under the Loan Documents, and upon the occurrence of an Event of Default, Bank shall be entitled at its sole option to require the Mortgage Loan Borrower to comply with the provisions of the Original Lock Box Agreement or, alternately, to require substitution of the Servicer under the Amended Lock Box Agreement and to require that Mortgage Loan Borrower continue to comply with the provisions of the Amended Lock Box Agreement.

         5.22 Further Assurances. Each Loan Party will at any time and from time to time upon request of the Bank take or cause to be taken any action, execute, acknowledge, deliver or record any further documents, opinions or other instruments or obtain such additional insurance as Bank in its discretion deems necessary or appropriate to carry out the purposes of this Agreement.

         5.23 Mergers; Acquisitions. Neither Guarantor shall merge with any other entity or dispose of any of its current subsidiaries without the prior written consent of the Bank.

         5.24 Operating Partnership Debt. Operating Partnership shall not incur or assume any debts or other liabilities or obligations, other than the Loan and other credit agreements with the Bank, non-recourse first mortgage loans on real property owned by Operating Partnership, or indebtedness to trade creditors incurred in the ordinary course of business, to the extent that it is not overdue past the original due date by more than ninety (90) days.

                                   ARTICLE 6.
                               FINANCIAL COVENANTS

         6.1 Special Definitions. In this Article, the following terms shall have the following meanings as to Operating Partnership:

             (a) "Capital Expenditure" shall mean an expenditure for an asset that must be depreciated or amortized under GAAP, for goodwill, or for any asset that under GAAP must be treated as a capital asset, including payments under Capital Leases.

             (b) "Capital Lease" shall mean any lease that has been or should be capitalized under GAAP.

             (c) "Current Assets" shall have the meaning given that term in accordance with GAAP.

             (d) "Current Liabilities" shall have the meaning given that term in accordance with GAAP, excluding, however, any outstanding principal under the Loan or under any loan or credit facility to any Loan Party existing as of the date of this Loan Agreement.

             (e) "Current Ratio" shall mean the ratio of Current Assets to Current Liabilities.

             (f) "Debt Service Coverage Ratio" shall mean, as of any date of determination, the quotient of (i) actual Net Operating Income for the Mortgaged Properties for a period of twelve (12) calendar months prior to such date of determination, divided by (ii) the amount of all principal and interest payments required to be made during such period in respect of a loan that (x) has a principal balance that is (1) equal to the outstanding principal balance of the Loan as of such date of determination, and (2) fully payable in equal monthly installments over an amortization period of twenty (20) years commencing upon the date of determination, and (y) bears interest at an annual rate of eight percent (8%).

             (g) "EBITDA" means, for any period of calculation, an amount equal to the sum of (i) Net Income, (ii) federal, state and local income tax expense,
(iii) Interest Expense,  (iv) losses on the sale or other disposition of assets,
(v) depreciation and amortization, and (vi) extraordinary losses, minus (a) gains on the sale or other disposition of assets, and (b) extraordinary gains, each calculated for such period.

             (h) "Indebtedness" shall mean, as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services;
(iii) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder; (v) with respect to which there is any security interest in any property of such Person; (vi) to make any payment or contribution to a Multi-Employer Plan; (vii) that is evidenced by a note, bond, debenture or similar instrument; and (viii) under any conditional sale agreement or title retention agreement.

             (i) "Indirect Obligation" shall mean, as to any Person, (a) any guaranty by such Person of any obligation of another Person; (b) any security interest in any property of such Person that secures any obligation of another person; (c) any enforceable contractual requirement that such person (i) purchase an obligation of another Person or any property that is security for such obligation; (ii) advance or contribute funds to another Person for the payment of an obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an obligation of such other Person; (iii) purchase property, securities or services from another person for the purpose of assuring the beneficiary of any obligation of such other Person that such other Person has the ability to timely pay or discharge such obligation; (iv) grant a security interest in any property of such Person to secure any obligation of another Person; or (v) otherwise assure or hold harmless the beneficiary of any obligation of another Person against loss in respect thereof; and (d) any other contractual requirement enforceable against such person that has the same substantive effect as any of the foregoing. The term "Indirect Obligation" does not, however, include the endorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for obligations of such partnership. The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the obligation in respect to which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonable anticipated liability in respect thereof as determined by such Person in good faith.

             (j) "Intangible Assets" means: (a) patents, copyrights, trademarks, tradenames, franchise, license agreements, goodwill, and other similar intangibles; (b) unamortized debt discount and expenses; and (c) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the date of this Loan Agreement.

             (k) "Interest Expense" means, for any period of calculation, all interest, whether paid in cash or accrued as a liability, without duplication, on Indebtedness or Indirect Obligations of any Person during such period.

             (l) "Liabilities" shall have the meaning given that term in accordance with GAAP.

             (m) "Liquidity" shall mean available unrestricted cash or cash equivalents, but not including any receivables of United or a Subsidiary from any other Subsidiary.

             (n) "Mandatory Debt Retirement and Interest" shall mean, at any date of determination, the sum of all mandatory payments of principal and interest (including payments due in connection with any Capital Lease) due during the period of twelve (12) months from the date of determination.

             (o) "Net Income" shall have the meaning given that term in accordance with GAAP.

             (p) "Net Operating Income" shall mean, as of any date of determination, the aggregate actual rental income received by Mortgage Loan Borrower during the prior twelve (12) calendar months from leases or other occupancy agreements regarding the Mortgaged Properties, less the actual operating expenses of the Mortgaged Properties paid or to be paid by Mortgage Loan Borrower for such period (including annual real estate taxes and assessments, annual insurance premiums), provided that Net Operating Income shall be determined without deduction for depreciation, amortization, Mortgage Loan Borrower's income and franchise taxes, Mortgage Loan Borrower's debt service payments under the Mortgage Loans, capital expenditures and other costs and expenses which would not be expenses deductible from net operating income under GAAP.

             (q) "Tangible Net Worth" means as of any date, total assets of the Person as determined in accordance with GAAP, minus the sum of (i) Liabilities and (ii) Intangible Assets.

         6.2 Guarantors' Financial Covenants. As of the Conversion Date and until the Loan and all indebtedness hereunder has been paid in full and all Obligations hereunder have been fully discharged, each Loan Party covenants and agrees as follows:

             (a) Minimum Tangible Net Worth. The consolidated Tangible Net Worth of Operating Partnership shall not fall below $70,000,000.00, at any time.

             (b) Ratio of Current Assets to Current Liabilities. The ratio of Current Assets to Current Liabilities of Operating Partnership shall not fall below 2.0 to 1, at any time.

             (c) Cash Flow Coverage. The ratio of EBITDA of Operating Partnership to Mandatory Debt Retirement and Interest Payments of Operating Partnership determined over the prior four (4) quarters shall not fall below 2.0 to 1, at any time.

             (d) Debt Service Coverage Ratio. The Debt Service Coverage Ratio for the Mortgaged Properties shall not fall below 1.25 at any time.

         6.3 Compliance Certificate. Within forty-five (45) days after the close of each calendar quarter the Authorized Officer shall execute and deliver to Bank a Compliance Certificate, in the form and substance satisfactory to the Bank, confirming and certifying its continuing compliance with the financial covenants set forth in this Section, as further described in Section 6.1 above.

ARTICLE 7.
                              DEFAULT AND REMEDIES

         7.1 Event of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

             (a) Monetary. The Borrower shall default in the payment when due of any Obligations owing to Bank under the terms of the Note and such failure to make payment shall continue for a period of five (5) days or longer.

             (b) Covenant. A Default shall occur in the due performance and observance of any of the covenants and conditions of this Agreement or the Loan Documents, other than a monetary obligation, or an Event of Default specifically set forth in this Section, which breach is not cured to Bank's satisfaction within the applicable cure period for breach of such covenant or condition, and, if no specific cure period is provided, within thirty (30) days of notice of such Default being sent by the Bank to Borrower; provided, however, that if the Default cannot by its nature reasonably be cured within thirty (30) days and Borrower commences cure within thirty (30) days, Borrower shall be entitled to an additional thirty (30) days to complete such cure.

             (c) Financial Covenant. A breach by any Loan Party of the financial covenants set forth in Article 6 shall occur which is not cured to the satisfaction of the Bank within thirty (30) days after written notice from the Bank of such Default .

             (d) Representation and Warranties. Any written representation, warranty or disclosure made by a Loan Party proves to be materially false or misleading as of the date when made, whether or not such representation or disclosure appears in this Agreement, the Loan Documents, or items submitted by the Loan Party in connection therewith.

             (e) Debt. A Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by the Loan Party seeking to adjudicate the Loan Party as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, or other similar official for it of for any substantial and material part of its property; or the Loan Party shall take any action to authorize any of the actions set forth above in this subsection.

             (f) Third Party Proceeding. The commencement of a proceeding against a Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, or other similar official for it of for any substantial part of its property that is not stayed or dismissed within ninety (90) days after receipt by a Loan Party of written notice thereof.

             (g) Material Adverse Occurrence. There occurs any Material Adverse Occurrence.

             (h) Other Credit Facilities. A default shall occur and continue beyond applicable cure periods, if any, in any other loan agreement or credit facility between any Loan Party and the Bank, now or hereafter existing.

         Each Loan Party acknowledges and agrees that all material non-monetary Defaults are conclusively deemed to be and are defaults which impair the security of the Loan Documents, and that Bank shall be entitled to exercise any appropriate remedy, including without limitation, foreclosure of the Loan Documents upon the occurrence of any such material non-monetary default after the expiration of any cure period, if applicable.

         7.2 Remedies. Upon the occurrence of an Event of Default, Bank may, in addition to any other remedies which Bank may have hereunder or under the Loan Documents or by law, at its option and without prior demand or notice take any or all of the following actions:

             (a)   Acceleration.   Declare  the   Obligations   under  the  Note
immediately due and payable.

             (b) Realization. Proceed to protect and enforce its rights and remedies under the Loan Documents and avail itself of any other relief to which the Bank may be legally or equitably entitled.

             (c) Compelled Return of Payments or Proceeds. If Bank is for any reason compelled to surrender any payment or any proceeds of the Collateral because such payment or the application of such proceeds is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, then this Agreement and the Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application were never made; and each Loan Party shall be liable to pay to Bank, and shall indemnify Bank for and hold Bank harmless from any loss with respect to the amount of such payment or proceeds surrendered. This Section shall be effective notwithstanding any contrary action Bank may take in reliance upon its receipt of any such payment or proceeds. Any such contrary action so taken by Bank shall be without prejudice to Bank's right under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and irrevocable. The provisions of this Section shall survive the payment and satisfaction of all the Obligations.

             (d) Right of Set-off. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, Bank is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply against the Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by Bank to or for the credit or the account of Borrower, irrespective of whether or not Bank has made any demand under the Loan Documents and although such Obligations may be unmatured, but subject to the rights of any Person for whom the Borrower is holding funds as escrow agent. The right of Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Bank may otherwise have.

             (e) Exercise of Rights as Secured Party. Upon an Event of Default and acceleration of the Obligations as provided herein, and at any time and from time to time thereafter:

                 (i) The Bank may exercise its rights under the Collateral Security Documents; and.

                 (ii) The Bank may exercise any and all of its rights under the Security Agreement as a secured party under the UCC and any other applicable law or the terms thereof; and

                 (iii) The Bank may sell or otherwise dispose of any or all of the Collateral at public or private sale in a commercially reasonable manner, for cash or credit, which sale the Bank may postpone from time to time by announcement at the time and place of sale stated in the notice of sale or by announcement at any adjourned sale without being required to give a new notice of sale, all as the Bank deems advisable. The Bank may become the purchaser at any such sale if permissible under applicable law, and Bank may, in lieu of actual payment of the purchase price, offset the amount thereof against Borrower's Obligations owing to Bank.

         All remedies of Bank provided for herein and in any other Loan Document are cumulative and shall be in addition to all other rights and remedies provided by law. The exercise of any right or remedy by Bank hereunder shall not in any way constitute a cure or waiver of default hereunder or under any other Loan Document or invalidate any act done pursuant to any notice of default, or prejudice Bank in the exercise of any of its rights hereunder or under any other

Loan Documents unless, in the exercise of its rights, Bank realizes all amounts owed to it under such Loan Documents.

         7.3 Limitation of Liability; Waiver. The Bank shall not be liable to Borrower as a result of any commercially reasonable possession, repossession, collection or sale by the Bank and Borrower hereby waives the benefit of all valuation or appraisal laws. If the Bank seeks to take possession of any of the Collateral by replevin or other court process after an Event of Default, Borrower hereby irrevocably waives (i) the posting of any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession, (ii) any demand for possession of the Collateral prior to the commencement of any suit of action to recover possession thereof,
(iii) any requirement that the Bank retain possession and not dispose of any Collateral until after trial or final judgment, and (iv) to the extent permitted by applicable law, all rights to notice and hearing prior to the exercise by the Bank of its right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing. The Bank shall not have any obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any Person.

         7.4 Notice. Any notice of intended action required to be given by the Bank (including notice of a public or private sale of the Collateral), if given as provide in Section 9.3 at least ten (10) days prior to such proposed action, shall be effective and constitute reasonable and fair notice to Borrower

         7.5 No Duty to Protect Collateral. Bank shall have no duty to Borrower or Guarantor or any other Person as to the collection or protection of Collateral held hereunder or any income therefrom, not as to the preservation of any rights pertaining thereto, beyond the reasonable care thereof. Such care as Bank gives to the safekeeping of its own property of like kind shall constitute reasonable care of Collateral when in Bank's possession; but Bank is not required to make presentment, demand or protest, or give notice, and need not take action to preserve any rights against prior parties, obligors, account debtors, or others, in connection with any obligation or evidence of indebtedness held as Collateral or in connection with Borrower's obligations.

         7.6 Limitation; Insolvency Laws. As used in this Section: (a) the term "Applicable Insolvency Laws" means the laws of the United States of America or of any state or other governmental unit relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. ss. 548, ss. 550 and other "avoidance" provisions of Title 11 of the United States Code) as applicable in any proceeding in which the validity and/or enforceability of the Loan Documents or any Specified Lien is in issue; and (b) "Specified Lien" means any security interest, mortgage, lien or encumbrance securing the Obligations, in whole or in part. Notwithstanding any other provision of this Agreement, if, in any proceeding against the Borrower, a court of competent jurisdiction determines that the Obligations or any Specified Lien would, but for the operation of this Section, be subject to avoidance and/or recovery or be unenforceable against the Borrower by reason of Applicable

Insolvency Laws, the Obligations and each such Specified Lien shall be valid and enforceable only to the maximum extent that would not cause the Obligations and such Specified Lien to be subject to avoidance, recovery or unenforceability. To the extent that any payment to, or realization by, the Bank on the Obligations exceeds the limitations of this Section and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and the Obligations as limited shall in all events remain in full force and effect and be fully enforceable against the Borrower. This Section is intended solely to reserve the rights of the Bank hereunder against the Borrower in such proceedings to the maximum extent permitted by Applicable Insolvency Laws and neither the Borrower nor any Person shall have any right, claim or defense under this Section that would not otherwise be available under Applicable Insolvency Laws in such proceedings. If the Obligations or any Specified Lien are subject to avoidance or recovery, or are unenforceable, with respect to the Borrower by reason of Applicable Insolvency Laws, or if the validity and enforceability of the Obligations or any Specified Lien are limited with respect to the Borrower pursuant to this Section 7.6, such avoidance, recovery, unenforceability or limitation shall not affect the validity or enforceability of the Obligations or any Specified Lien with respect to any other Loan Party .

                                   ARTICLE 8.
                         RELATIONSHIP AMONG LOAN PARTIES

         8.1 Joint and Several Liability. BY SIGNING THIS AGREEMENT, BORROWER AND EACH OF THE GUARANTORS AGREE THAT IT IS LIABLE, JOINTLY AND SEVERALLY WITH EACH OTHER LOAN PARTY, FOR THE PAYMENT OF THE NOTE AND ALL OTHER OBLIGATIONS OF THE BORROWER UNDER THIS AGREEMENT, AND THAT BANK CAN ENFORCE SUCH OBLIGATIONS AGAINST ANY OF BORROWER OR EACH GUARANTOR, IN BANK'S SOLE AND UNLIMITED DISCRETION.

         8.2 Bank's Right to Administer Credit. Bank may at any time and from time to time, without the consent of, or notice to, Borrower or Guarantor, without incurring responsibility to Borrower or Guarantor, and without affecting, impairing or releasing any of the obligations of Borrower hereunder:

             (a) alter, change, modify, extend, release, renew, cancel, supplement or amend in any manner this Agreement or any of the Loan Documents, and the Borrower's and Guarantors' joint and several liability shall continue to apply after giving effect to any alteration, change, modification, extension, release, renewal, cancellation, supplement of amendment.

             (b) sell, exchange, surrender, realize upon, release (with or without consideration) or otherwise deal with in any manner and in any order any property of any person or entity mortgaged to Bank or otherwise securing the Borrower's and Guarantors' joint and several liability, or otherwise providing recourse to Bank with respect thereto;

             (c) exercise or refrain from exercising any rights against Borrower or any Guarantor or others with respect to the Borrower's or Guarantors' joint and several liability, or otherwise act or refrain from acting;

             (d) settle or compromise any of the Borrower's or Guarantors' joint and several liability, any security therefor or other recourse with respect thereto, or subordinate the payment or performance of all or any part thereof to the payment of any liability (whether due or not) of Borrower or any Guarantor to any creditor of Borrower or any Guarantor, as applicable, including without limitation, Bank and Borrower or any Guarantor;

             (e) apply any sums received by Bank from any source in respect of any liabilities of Borrower or any Guarantor to Bank to any of such liabilities, regardless of whether the Note remains unpaid;

             (f) fail to set off and/or release, in whole or in part, any balance of any account or any credit on its books in favor of Borrower or any Guarantor, or of any other person, and extend credit in any manner whatsoever to Borrower or any Guarantor, and generally deal with Borrower or any Guarantor and any security for the Borrower's or Guarantors' joint and several liability of any recourse with respect thereto as Bank may see fit; and/or

             (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any other Loan Document, including, without limitation, any agreement providing collateral security for the payment of the Borrower's and Guarantors' joint and several liability or any other indebtedness of any Borrower to Bank.

         8.3 Primary Obligation. No invalidity, irregularity or unenforceability of all or any part of Borrower's or Guarantors' joint and several liability or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to any other Loan Party's joint and several liability, and all obligations under the Note and this Agreement are primary obligations of Borrower and each Guarantor.

         8.4 Payments Recovered From Bank. Notwithstanding any other term or provision hereof, if claim is ever made upon Bank for repayment or recovery of any amount or amounts received by Bank from Borrower, Guarantor or any other person or entity and applied in payment of or on account of any of the Borrower's or Guarantors' joint and several liability and Bank is required to repay all or any part of said amount or amounts by reason of (i) judgment, decree or order of any court of administrative body having jurisdiction over Bank or any of its property, or (ii) any settlement or compromise of any such claim effected by Bank with any such claimant (including Borrower or Guarantor), then and in such event such judgment, decree, order, settlement or compromise shall be binding upon Borrower and each Guarantor and Borrower and each Guarantor shall be and remain liable to Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received by Bank.

         8.5 No Release. Until the Note and all other obligations under this Agreement have been paid in full and each and every one of the covenants and agreements of this Agreement are fully performed, the obligations of Borrower and each Guarantor hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Bank or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by Bank whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of Borrower or Guarantor, nor shall any modification of any of the Note or this Agreement or release of any security therefor by operation law or by the action of any third party affect in any way the obligations of Borrower or Guarantor hereunder, and Borrower or each Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, agreements or waivers of any of them, it being the purpose and intent of the parties hereto that the Borrower's or Guarantors' joint and several liability constitute the direct and primary obligations of Borrower and each Guarantor and that the covenants, agreements and all obligations of Borrower and each Guarantor hereunder be absolute, unconditional and irrevocable.

         8.6 No Marshalling. Borrower and each Guarantor hereby waives any and all right to cause a marshalling of any other Loan Party's assets or any other action by any court or other governmental body with respect thereto insofar as the rights of Bank hereunder are concerned or to cause Bank to proceed against any security for the Loan Party's joint and several liability or any other recourse which Bank may have with respect thereto, and further waives any and all requirements that Bank institute any action or proceeding at law or in equity against any other Loan Party or anyone else, or with respect to this Agreement, the Loan Documents, or any collateral security for the Borrower's or Guarantors' joint and several liability, as a condition precedent to making a demand on, or bringing an action or obtaining and/or enforcing a judgment against Borrower or any Guarantor. Borrower and each Guarantor further waives any requirement that Bank seek performance by any other Loan Party or any other person, of any obligation under this Agreement, the Loan Documents or any collateral security for the Borrower's or Guarantors' joint and several liability as a condition precedent to making a demand on, or bringing any action or obtaining and/or enforcing a judgment against, Borrower or any Guarantor. Neither Borrower nor any Guarantor shall have any right of setoff against Bank with respect to any of its obligations hereunder. Any remedy or right hereby granted which shall be found to be unenforceable as to any person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any person or circumstance, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

         8.7 Deficiencies. Borrower and each Guarantor specifically agrees that in the event of a foreclosure under any security agreement or other similar agreement held by Bank which secures any part or all of the Borrower's and Guarantors' joint and several liability and in the event of a deficiency resulting therefrom, Borrower and each Guarantor shall be, and hereby is expressly made, liable to Bank for the full amount of such deficiency notwithstanding any other provision of this Agreement or provision of such agreement, any document or documents evidencing the indebtedness secured by such agreement or any other document or any provision of applicable law which might otherwise prevent Bank from enforcing and/or collecting such deficiency. Borrower and each Guarantor hereby waives any right to notice of a foreclosure under any security agreement or other similar agreement given to Bank by any other Loan Party which secures any part or all of the Loan Parties' joint and several liability.

         8.8 Bankruptcy. Borrower and each Guarantor expressly agrees that its liability and obligations under the Note and this Agreement shall not in any way be affected by the institution by or against any other Loan Party or any other person or entity of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors, or any action taken or not taken by Bank in connection therewith, and that any discharge of Borrower's or Guarantors' joint and several liability pursuant to any such bankruptcy or similar law or other law shall not discharge or otherwise affect in any way the obligations of any other Loan Party under the Note, the Guarantee and this Agreement, and that upon or at any time after the institution of any of the above actions, at Bank's sole discretion, the Borrower's and Guarantors' joint and several obligations shall be enforceable against Borrower or any Guarantor that is not itself the subject of such proceedings. Borrower and each Guarantor expressly waives any right to argue that Bank's enforcement of any remedies against Borrower or that Guarantor is stayed by reason of the pendency of any such proceeding against any other Loan Party.

                                   ARTICLE 9.
                                  MISCELLANEOUS

         9.1 No Waiver. No waiver of any default or breach by a Loan Party hereunder shall be implied from any failure by Bank to take action on account of such default if such default persists or is repeated, and an express waiver shall not affect any default other than the default specified in the waiver and shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Bank to, or of, any act by a Loan Party requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to, or of, any subsequent similar act.

         9.2 Successors and Assigns. This Agreement is made and entered into for the sole protection and benefit of Bank and the Loan Parties, their successors and assigns, and no other person or persons shall have any right of action hereunder. The terms hereof shall be binding upon and shall inure to the benefit of the parties hereto and the personal representatives, executors, successors and assigns of the parties hereto; provided, however, that the interests of a Loan Party hereunder cannot be assigned or otherwise transferred without the prior consent of Bank.

         9.3 Subrogation of Bank. Bank shall be subrogated to the lien of any previous encumbrance discharged with funds advanced by Bank under the Loan Documents, regardless of whether such previous encumbrance has been released of record.

         9.4 Notices. Any notice required or permitted to be given by Borrower or Bank under this Agreement shall be in writing and will be deemed given (a) upon personal delivery or upon confirmed transmission by telecopier or similar facsimile transmission device, (b) on the first business day after receipted delivery to a courier service which guarantees next-business-day delivery, or
(c) on the third business day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:


         If to Borrower:
                  AIOP Lost Dutchman Notes, L.L.C.
                  c/o Asset Investors Corporation
                  3410 S. Galena Street, Suite 210
                  Denver, CO 80231
                  Attn:  Chief Financial Officer
                  Telecopy No.:  303-614-9401

         If to Guarantor:
                  Asset Investors Operating Partnership, L.P.
                  c/o Asset Investors Corporation
                  3410 S. Galena Street, Suite 210
                  Denver, CO 80231
                  Attn:  Chief Financial Officer
                  Telecopy No.:  303-614-9401

                  Asset Investors Corporation
                  3410 S. Galena Street, Suite 210
                  Denver, CO 80231
                  Attn: Chief Financial Officer
                  Telecopy No.:  303-614-9401

         If to Bank:
                  U.S. Bank National Association
                  918 Seventeenth Street
                  Denver, Colorado  80202
                  Attn:  Real Estate Banking
                  Chris Taylor, Vice President
                  Telecopy No.:  (303) 585-4198

         With copy to:
                  Gorsuch Kirgis LLP

                  Tower I, Suite 1000
                  1515 Arapahoe
                  Denver, Colorado 80202
                  Attn:  Connie B. Hyde, Esq.
                  Telecopy No.:  (303) 376-5001

         9.5 Authority to File Notices. Borrower irrevocably appoints, designates and authorizes Bank as its agent (said agency being coupled with an interest) to send to any third party any other notice or documents or take any other action that Bank deems necessary or desirable to protect its interest hereunder, or under the Loan Documents, and will upon request by Bank, execute such additional documents as Bank may require to further evidence the grant of the aforesaid right to Bank.

         9.6 Time. Time is of the essence hereof.

         9.7 Amendments, etc. No amendment, modification, termination or waiver of any provisions of this Agreement or of any of the Loan Documents nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9.8 Headings. The article and section headings in no way define, limit, extend or interpret the scope of this Agreement or of any particular article or section.

         9.9 Number and Gender. When the context in which the words are used in this Agreement indicate that such is the intent, words in the singular number shall include the plural and vice-versa. References to any one gender shall also include the other gender if applicable under the circumstances.

         9.10 Validity. In the event that any provisions of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

         9.11 No Joint Venture; No Third Party Beneficiary. The Bank, on the one hand, and the Loan Parties, on the other, each have separate and independent rights and obligations under this Agreement. Nothing contained herein shall be construed as creating, forming or constituting any partnership, joint venture, merger or consolidation of the Loan Parties and the Bank for any purpose or in any respect. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their respective successors and assigns any rights and remedies under or by reason of this Agreement.

         9.12 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to principles of conflict of laws.

         9.13 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and of the Loan Documents and the extension of the Loan hereunder and continue in full force and effect until the Obligations of Borrower hereunder evidenced by the Note have been fully paid and satisfied.

         9.14 Automatic Acceleration. Should there occur an Event of Default which would, with the giving of notice, the passage of time, or both, constitute an Event of Default hereunder and if a petition under the United States Bankruptcy Code thereafter is filed by or against Borrower while such event remains uncured, all obligations hereunder shall be automatically accelerated and due and payable and the Default Rate of interest provided for in the Note shall automatically apply as of the date of the first occurrence of the event which would, with the giving of notice, the passage of time, or both, constitute an Event of Default, without any notice, demand or action of any type on the part of Bank (including any action evidencing the acceleration or imposition of the default rate of interest). The fact that the Bank has, prior to the filing of the voluntary petition under the United States Bankruptcy Code, acted in a manner which is inconsistent with the acceleration and imposition of the default rate of interest provided for in the Note, shall not constitute a waiver of this
Section 9.13 or estop Bank from asserting or enforcing Bank's rights hereunder.

         9.15 Costs and Expenses. The Loan Parties shall reimburse Bank for all reasonable attorneys' fees and expenses incurred by Bank in connection with negotiation, preparation, approval, review, execution, delivery, amendment, and modification of the Loan and the enforcement of Bank's rights under this Agreement and each of the other Loan Documents, including, without limitation, reasonable attorneys' fees and reimbursements for trial, appellate proceedings, out-of-court workouts and settlements and for enforcement of rights under any state or federal statute, including, without limitation, reasonable attorneys' fees incurred in bankruptcy and insolvency proceedings such as in connection with seeking relief from stay in a bankruptcy proceeding or negotiating and documenting any amendment or modification of the Loan or reviewing subsequent submission items pertaining to the Loan. The Loan Parties shall pay all costs incurred by the Bank in negotiation, preparation, approval, review, execution, delivery, amendment, and modification of the Loan and the enforcing payment and performance of the Loan, exercising rights and remedies of Bank under the Loan Documents, or reviewing submission items pertaining to the Loan. The Loan Parties' reimbursement obligation shall be part of the indebtedness evidenced by the Loan Documents.

         9.16 Severability; Titles. If any provision of this Agreement or of any other Loan Document executed in connection with this Agreement is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the Loan Document in which such provision is contained, or the application of the provision to other persons, entities or circumstances, nor any other document referred to in this Agreement, shall be affected by such invalidity or unenforceability, and there shall be deemed substituted for the invalid or unenforceable provision the most similar provision which would be valid and enforceable under applicable law.

         9.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same document.

         9.18 Waiver of Rights. In order to avoid delays in time and any prejudice that may arise from trial by jury and in light of the complexities of this transaction, in the event of litigation arising out of or relating to this Loan Agreement, the Note and/or the other Loan Documents, and/or in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Loan Agreement, the other Loan Documents and/or any other instrument, document or agreement executed or delivered in connection herewith, or the transaction related hereto or thereto, in each case, whether sounding in contract, tort or otherwise, Bank, each Guarantor and Borrower, with the prior advice of counsel, knowingly, intelligently and as a bargained for matter, waives its right to trial by jury and agree and consent that any claim, demand, action or cause of action in respect to such litigation shall be decided by a trial to the court without a jury.

         The written Loan Documents represent the final agreement by and between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements of the parties.

         IN WITNESS WHEREOF, Borrower, Guarantor and Bank have executed this Agreement as of the date first written above by and through their duly authorized representatives.

                                      BANK:

                                      U.S. BANK NATIONAL ASSOCIATION


                                      By: /s/ Chris Taylor
                                          --------------------------------------
                                          Chris Taylor, Vice President

                                      BORROWER:

                                      AIOP LOST DUTCHMAN NOTES, L.L.C., a
                                      Delaware limited liability company

                                      BY: ASSET INVESTORS OPERATING PARTNERSHIP,
                                          L.P.,  a Delaware limited partnership,
                                          Sole Member and Manager

                                           BY: ASSET  INVESTORS  CORPORATION,  a
                                               Maryland corporation, General
                                               Partner


                                               By: /s/David M. Becker
                                                  ------------------------------
                                               Name:  David M. Becker
                                               Title:  Chief Financial Officer


                                      GUARANTORS:

                                      ASSET INVESTORS OPERATING PARTNERSHIP,
                                      L.P., a  Delaware limited partnership

                                           BY: ASSET  INVESTORS  CORPORATION, a
                                               Maryland corporation, General
                                               Partner


                                               By: /s/David M. Becker
                                                  ------------------------------
                                               Name:  David M. Becker
                                               Title:  Chief Financial Officer


                                      ASSET INVESTORS CORPORATION, a Maryland
                                      corporation

                                      By:  /s/ David M. Becker
                                          --------------------------------------
                                      Name:  David M. Becker
                                      Title:  Chief Financial Officer